Exhibit 23.3

CONSENT OF KPMG LLP

The Board of Directors

Bedford Property Investors, Inc.

We consent to the use of our report dated February 10, 2003, relating to the balance sheet of Bedford Property Investors, Inc. as of December 31, 2002, and the related statements of income, stockholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2002, and the 2002 and 2001 information in footnote (A) to the related financial statement schedule, incorporated by reference herein.

/s/    KPMG LLP

San Francisco, California

May 13, 2004